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Exhibit 23.6

CONSENT OF ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE
IMPROVEMENT GROUP, LLC

        We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-172007) of Thermon Group Holdings, Inc. for the registration of shares of its common stock, and any related preliminary prospectuses and prospectuses and any further amendments or supplements thereto (collectively, the "Registration Statement") and to all references to us, our report concerning the global heat tracing market and the data in that report appearing in the first two sentences under the headings "Prospectus Summary—Our Industry" and "Business—Our Industry" in the form in which they appear in Amendment No. 1 to the Registration Statement.

Date: March 10, 2011

ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC

By:	/s/ ANTONIO C. ALVAREZ
Name:	Antonio C. Alvarez
Title:	Co-Chief Executive Officer

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  Exhibit 23.6
CONSENT OF ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC